Exhibit 5



                       October 15, 1996



The Board of Directors
Chesapeake Corporation
1021 E. Cary Street
James Center II - 22nd Floor
Richmond, VA 23218

                     Chesapeake Corporation
               Registration Statement on Form S-8

Members of the Board:

     We have acted as counsel to Chesapeake Corporation, a Virginia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 300,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), to be offered pursuant to the Company's Stock Purchase Plan for Hourly Employees of Wisconsin Tissue Mills Inc. (the "Plan"), together with an indeterminate amount of interests in the Plan. Each Share shall be accompanied by one Preferred Share Purchase Right (the "Rights") issued pursuant to the Rights Agreement, dated as of March 15, 1988, between the Company and Harris Trust and Savings Bank, as successor rights agent (as amended, the "Rights Agreement").

     In rendering this opinion, we have relied upon, among other things, our examination of the Plan and the Rights Agreement and of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. the Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia;

     2. the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable; and

     3. the Rights have been duly authorized and, when issued in tandem with the Shares in accordance with the Plan and the Rights Agreement, will be legally issued.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                              Very truly yours,


                              /s/ Hunton & Williams